CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45744) pertaining to the Amended 1999 Stock Option Plan of Voice Mobility International Inc. of our report dated March 20, 2009 with respect to the consolidated financial statements of Voice Mobility International Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Vancouver, Canada	/s/ ERNST & YOUNG LLP
March 31, 2009	Chartered Accountants